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                             CONSULTING AGREEMENT


This Agreement is made and entered into as of the 2nd day of January 1995, by and between The Pioneer Group, Inc., a corporation organized and existing under the laws of the state of Delaware, U.S.A. ("Pioneer"), and Pioneer First Polish Trust Fund Joint Stock Company, a Company organized and existing under the laws of the Republic of Poland (the "Company").

                                   RECITALS

Whereas, the Company is engaged in the investment management business and all business related thereto in Poland and in connection with its activities requires certain advice and services described herein;

Whereas, Pioneer has the experience necessary to provide effective information, advice and services which may be required in support of the Company's activities and Pioneer is willing to make available to the Company the benefits of the experience with advice and services in respect of the Company's activities;

Whereas, the Company desires to enter into a consulting agreement with Pioneer and Pioneer desires to perform consulting services for the Company;

Now therefore, in consideration of the mutual promises hereinafter set forth and of the good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 1
                           SERVICES TO BE PERFORMED

1.0. Pioneer shall perform such general, consulting, advisory, and related services (the "Services") to and for the Company as may reasonably be requested from time to time by the Company, including, but not limited to, the services described in subsection 1.1. below (including, but not limited to, any financial, administrative, and other advice and services as may be required in support thereof). The Services are rendered to the Company by

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Pioneer in an attempt to increase the profitability and efficiency of the operation, giving due cognizance to communication and logistical impediments.
1.1  The Services include, but are not limited to, the following:
        (a) investment management techniques, including, but not limited to, the establishment of investment criteria, the implementation of portfolio management techniques, and the development of fundamental and technical analysis for evaluating individual securities;

        (b) financial techniques, including, but not limited to, the establishment and monitoring of budget and cost controls, the implementation of capital budgeting practices and the ongoing optimization of insurance coverages and premiums;

        (c) telecommunications and computer hardware and software implementation and operation;

        (d) cash management techniques, including, but not limited to, the establishment and monitoring of an effective banking network, maximizing interest income, controlling tariffs and enhancing payment processing to achieve greater efficiency and cost effectiveness;


        (e) providing distribution, sales, and marketing advice and support to augment sales efforts and to assist in the evaluation of related consultants and contractors;

        (f) logistical back-up support on the ordering and movement of services.

1.2. The services shall be performed by Pioneer utilizing its own staff and premises.


                                  ARTICLE 2
              RELEVANT COSTS AND ESTABLISHMENT OF THE CONSULTING
                            SERVICES FEE STRUCTURE

2.0. The Consulting Services Fee shall be as provided in Article 3 below. The Consulting Services Fee shall be based on the costs of providing the Services, as computed in accordance with Pioneer's customary accounting practice with respect to materials, labor, and overhead expended; provided, however, that the Consulting Services Fee is not to exceed 100% of

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aforesaid costs which include specifically, but are not limited to, the following:
        (a) compensation, benefits, and office facilities attributable to
            Pioneer's employees dedicated to providing the Services;
        (b) a proportionate share of compensation, benefits, and office facilities associated with Pioneer's employees responsible for providing the Services on a non-routine basis;
        (c) materials and services including telecommunications consumed in providing the Services; and
        (d) a proportionate share of the cost of Pioneer's office facilities consumed by the Company while conducting Company business.

                                  ARTICLE 3
                            PAYMENT BY THE COMPANY

3.0. The Company shall pay to Pioneer a Consulting Services Fee of US$
     375,000 per quarter.
3.1. Pioneer shall not be required to advance any of its own funds on behalf of the Company, and the Company agrees to advance all amounts necessary therefor. If Pioneer elects to advance any of its own funds on behalf of the Company shall cover Pioneer for such amounts within five days of receiving written notice from Pioneer.

                                  ARTICLE 4
                               CONFIDENTIALITY

4.0. For purpose of this Article 4 the term "Confidential Information" shall mean, by way of illustration and not limitation, all knowledge or information (whether or not patentable and whether or not copyrightable) owned, possessed or used by Pioneer, including without limitation, any invention, discovery, computer software, software documentation, data, technology, designs, innovations, improvements, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is disclosed by, or on behalf of, Pioneer as well as all data derived therefrom.


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4.1. The Company undertakes that both during the term of this Agreement and after its termination it will:
        (a) preserve and cause its employees to preserve the secrecy of any Confidential Information;
        (b) not disclose to any third party any Confidential Information except with Pioneer's prior written consent;
        (c) use Confidential Information only for the Company's activities in accordance with the terms of this Agreement.
4.2. The Company's obligations under this Article 4 shall not apply to any information that:
        (a) is or becomes known to the general public under circumstances involving no breach by the Company or others of the terms of this
            Article 4;
        (b) is generally disclosed to third parties by Pioneer without restriction on such third parties;
        (c) is approved for release by written authorization of the Board of Directors of Pioneer.


                                  ARTICLE 5
                        INDEPENDENT CONTRACTOR STATUS

50. Pioneer undertakes its duties under this Agreement as an "independent contractor" providing information, advice and services, and not as an employee or agent of the Company.
51. It is agreed between the parties hereto that the technical knowledge, information, advice, interpretations, and recommendations are provided hereunder to the Company by Pioneer in an advisory capacity and that the decision to apply any of them or make use thereof for the benefit of the Company's activities rests with the Company.

                                  ARTICLE 6
                              PAYMENT CONDITIONS

6.0. Except as otherwise provided herein, the Company shall pay in US Dollars to Pioneer within 30 days of receipt of an invoice of amounts due hereunder at a place, and into an account to be nominated by Pioneer.


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6.1. The Company shall be responsible for and carry the risk of obtaining all consents, permissions, and approvals of whatever nature with respect to the payments required to be made pursuant to this Agreement.

                                  ARTICLE 7
                              AUDIT CERTIFICATE

7.0. If the Company requires verification of any payment due to Pioneer under this Agreement, Pioneer shall at the sole cost and expense of the Company furnish to the Company a certificate by its statutory auditors.

                                  ARTICLE 8
                                  ASSIGNMENT

8.0. Neither this Agreement nor any rights or obligations created herein is assignable by either of the parties hereto without the written consent of the other party.

                                  ARTICLE 9
                                FORCE MAJEURE

9.0 Neither party shall be liable for any failure to fulfill any term of this Agreement, if fulfillment has been interfered with, hindered, delayed or prevented by any circumstances whatsoever which are not reasonably within the control of such party; provided that this exception shall not apply to any obligation to make payment under this Agreement.

                                  ARTICLE 10
                                   DURATION

10.0 This Agreement is concluded for the period from January 2, 1995 till December 31, 1995.

                                  ARTICLE 11
                                APPLICABLE LAW

11.0 The validity, application, interpretation and implementation of this Agreement shall be exclusively governed by the laws of the Commonwealth of


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     Massachusetts, U.S.A.; this Agreement shall be deemed to be under seal and executed as of the day and date referred to above.

                                  ARTICLE 12
                      ENTIRETY OF AGREEMENT; AMENDMENTS

12.0 This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior negotiations, understandings and agreements between them with respect to the subject matter hereof.
12.1 The provisions of this Agreement may be waived, supplemented, altered, amended, or modified only by an instrument in writing signed by both of the parties hereto.

                                  ARTICLE 13
                         MARGINAL HEADINGS AND TITLES

13.0 The marginal headings and titles of the Articles, subsections and paragraphs are inserted for convenience of reference only and in no way define, limit or effect the scope or substance of this Agreement.

                                  ARTICLE 14
                                   NOTICES

14.0 Any notice required or permitted to be given to the parties hereto shall be given in writing and shall be deemed effectively given upon personal delivery or within one week of being sent by expedited courier, fees prepaid addressed to the other party at the address shown below, or at such other address as such party may designate in writing to the other party:

                (a)   Pioneer First Polish Trust Fund
                Joint Stock Company
                INTRACO, 29th Floor
                Stawki 2
                00193 Warszawa, Poland

                (b)   The Pioneer Group, Inc.
                60 State Street
                Boston, Massachusetts 02109



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                                  ARTICLE 15
                                 SEVERABILITY

15.0 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be impaired.





      IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the second day of January, 1995 in two original copies, in English.


                                THE PIONEER GROUP, INC.

                                By: /s/ JOHN F. COGAN, JR.
                                   -----------------------------
                                   John F. Cogan, Jr., President

                                PIONEER FIRST POLISH TRUST FUND
                                JOINT STOCK COMPANY

                                By: /s/ Alicja K. Malecka
                                   -----------------------------
                                   Alicja K. Malecka, President















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